EXHIBIT 21.1

              SUBSIDIARIES OF INNOVATIVE VALVE TECHNOLOGIES, INC.

                                                               PERCENTAGE OF           PERCENTAGE OF
                                         JURISDICTION     VOTING SECURITIES OWNED    VOTING SECURITIES
                                       OF INCORPORATION     BY INNOVATIVE VALVE           OWNED BY
         NAME OF SUBSIDIARY            OR ORGANIZATION       TECHNOLOGIES, INC.       IMMEDIATE PARENT
-------------------------------------  ----------------   ------------------------   ------------------
The Safe Seal Company, Inc...........  Texas                         100%
  Harley Industries, Inc.............  California                                            100%
  GSV, Inc. (d/b/a Southern Valve
     Co., and Gould Machine and
     Fabrication)....................  Florida                                               100%
  Plant Specialties, Inc.............  Louisiana                                             100%
Puget Investments, Inc...............  Washington                    100%
  Steam Supply & Rubber Co., Inc.
     (d/b/a Steam Supply)............  Washington                                            100%
  Flickinger Company (d/b/a
     Flickinger Valve Company).......  Washington                                            100%
Flickinger-Benicia Inc...............  Washington                    100%
Industrial Controls & Equipment,
  Inc................................  Pennsylvania                  100%
Valve Actuation & Repair Co..........  West Virginia                 100%
Rickco Acquisition, Inc..............  West Virginia                 100%
BAS Technical Employment Placement
  Company............................  West Virginia                 100%
Southern Valve Services, Inc.........  Alabama                       100%
55 Leasing & Sales, Inc..............  Alabama                       100%
Dalco, LLC...........................  Kentucky                      100%
Cypress Industries, Inc..............  Illinois                      100%
IPSCO Holding, Inc...................  Delaware                      100%
     International Piping Services
       Company.......................                                                        100%
     IPSCO (U.K.) Limited............                                                        100%
     Mid-America Energies, Corp......                                                        100%
     IPSCO-Florida, Inc..............                                                        100%